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                                                                      EXHIBIT 10

                   FORM OF CONVERTIBLE SUBORDINATED DEBENTURE

$_______________                                             November __, 2000
                                                        Minneapolis, Minnesota

         Select Comfort Corporation, a Minnesota corporation (the "COMPANY"), for value received, hereby promises to pay to _______________ (the "HOLDER"), at the Holder's office, the principal sum of _________________ ($__________), on November 10, 2005 (the "MATURITY DATE"). This Debenture shall not bear interest from the date of issuance through to the Maturity Date.

         This Debenture is issued pursuant to the terms of that certain Asset Purchase Agreement dated as of November 10, 2000, by and among the Company, SleepTec, Inc., and St. Paul Venture Capital IV, LLC/St. Paul Venture Capital V, LLC/St. Paul Venture Capital VI, LLC (the "PURCHASE AGREEMENT"). This Debenture is subject to the terms and conditions of the Purchase Agreement, which is hereby incorporated herein by reference.

         This Debenture is subject to the following terms and conditions:

1.       DEFINITIONS

         As used in this Debenture, the following terms, where used with an initial capital letter, have the following meanings:

          1.1. COMPANY. The "Company" means Select Comfort Corporation, a Minnesota corporation, and will also include its successors and assigns.

          1.2. CORRESPONDING INDEBTEDNESS. "Corresponding Indebtedness" means any other subordinated indebtedness of the Company that by its terms ranks on parity with this Debenture.

          1.3. THE HOLDER. "The Holder" means the registered holder of this Debenture, or any person to whom this Debenture is subsequently properly transferred and who becomes a registered holder of this Debenture.

          1.4. PURCHASE MONEY INDEBTEDNESS. "Purchase Money Indebtedness" means indebtedness evidenced by a note, debenture, bond or other written instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise.

          1.5. SENIOR DEBT. "Senior Debt" means (a) the principal of and unpaid interest on indebtedness (other than this Debenture and any Corresponding Indebtedness) of the Company, or with respect to which the Company is a guarantor, (i) for money borrowed evidenced by bonds, notes, debentures or similar written obligations or (ii) constituting Purchase Money Indebtedness or indebtedness secured by property acquired by the Company subject to such indebtedness and for which the Company is directly or


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          contingently liable, whether outstanding on the date of this Debenture or subsequently created, assumed or incurred, unless by the terms of the instrument creating or evidencing the indebtedness it is provided that such indebtedness is Corresponding Indebtedness or is otherwise not superior in right of payment to this Debenture; and (b) any other indebtedness, liability or obligation, contingent or otherwise, of the Company or with respect to which the Company is a guarantor, which is created, assumed or incurred after the date of this Debenture and which, when created, assumed or incurred, is specifically designated by the Company as Senior Debt for the purpose of this Debenture in the instrument creating or evidencing such indebtedness, liability or obligation, or guaranty thereof; and (c) any refundings, renewals or extensions of any indebtedness, liability or obligation described in clauses (a) and (b) above. The term "Senior Debt" does not include any short-term account payable (payable within ninety (90) days or less of its creation) created or assumed by the Company in the ordinary course of its business in connection with the obtaining of materials or services.

2.       SUBORDINATION

         2.1. GENERALLY. Payment of the principal of and interest on the indebtedness evidenced by this Debenture will be subordinate, and subject in right of payment, to the extent and in the manner stated in this Section 2, to the prior payment in full of all Senior Debt. The provisions of this Section 2 are intended solely for the purpose of defining the relative rights of the Holder, the holders of Senior Debt and the holders of Corresponding Indebtedness.

         2.2. LIQUIDATION. Upon any full or partial payment or distribution of the assets of the Company upon any dissolution, winding up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, reorganization or receivership proceedings, upon an assignment for the benefit of creditors or upon any other marshalling of the assets and liabilities of the Company):

                  2.2.1 All Senior Debt (including interest accruing on such Senior Debt after the date of filing of a petition or other action commencing any such proceeding) will first be paid in full before the Holder will be entitled to receive any payment or distribution of any character from or by the Company, whether in cash, securities or other property, on account of the principal of or interest on the indebtedness evidenced by this Debenture;

                  2.2.2 Any payment or distribution of assets of the Company of any character, whether in cash, securities or other property, on account of the principal of or interest on the indebtedness evidenced by this Debenture, which would, except for this
                  Section 2, be payable or deliverable in respect of this Debenture, will be paid or delivered directly to the holders of the Senior Debt in the proportions in which they hold the same, until the Senior Debt is paid in full; and

                  2.2.3 In the event that, despite the foregoing provisions, any payment or distribution of assets of the Company of any character, whether in cash, securities or other property (other than shares of Common Stock issued upon conversion of this Debenture in accordance with Section 4.2 hereof), is received by the Holder


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                  before all Senior Debt is paid in full, such payment or
                  distribution will be held in trust for the benefit of, and will be paid over or delivered to, the holders of such Senior Debt in the proportions in which they hold the same, until the Senior Debt is paid in full.

         2.3. DEFAULT ON SENIOR DEBT. In the event and during the continuation of any default in respect of any Senior Debt, or under any agreement under which any Senior Debt was issued, continuing beyond the period of grace, if any, specified in such agreement, then unless and until such default is cured or waived or has ceased to exist, no payment or distribution of assets of the Company of any character, whether cash, securities or other property, will be paid or delivered with respect to the principal of or interest on this Debenture.

         2.4. DEFAULT ON DEBENTURE. In the event that, pursuant to the terms of
         Section 6 hereof, this Debenture shall be declared due and payable because of an Event of Default, no payments shall be made to the Holder, on account of principal or interest or otherwise, while any Senior Debt shall be outstanding; provided, however, that if, within thirty (30) days after the holders of all such Senior Debt have received written notice of such Event of Default, the maturity of none of the Senior Debt shall have been accelerated by such holders, the restriction contained in this Section 2.4 with respect to payments to the Holder shall terminate and be no longer in effect. The Company agrees, for the benefit of the holders of Senior Debt, that in the event that this Debenture shall be declared due and payable because of an Event of Default hereunder, it will promptly give written notice thereof to the holder or holders of all Senior Debt or to its or their representative or representatives.

         2.5. NONIMPAIRMENT. Nothing contained in this Debenture is intended to or will (a) impair, as between the Company, its creditors and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Debenture, as and when the same becomes due and payable in accordance with its terms, or (b) affect the relative rights of the Holder and other creditors of the Company other than the holders of Senior Debt. Nothing contained in this Debenture will prevent the Holder from exercising all remedies otherwise permitted by applicable law upon any default under this Debenture, subject to the rights, if any, under this Section 2, of the holders of the Senior Debt in respect of cash, securities or other property of the Company received upon exercise of any such remedy.

         2.6. CONTINUING RIGHTS OF SENIOR DEBT. No right of any present or future holder of the Senior Debt to enforce subordination as provided in this Section 2 will at any time in any way be prejudiced or impaired by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof which any such holder may have or may be charged with having.

         2.7. EXECUTION OF SUBORDINATION AGREEMENTS. The Holder of this Debenture agrees to execute and deliver to the holder or holders of Senior Debt such subordination agreements as may be reasonably requested by the holder or holders of Senior Debt and as may be consistent with the terms and conditions set forth in this Section 2.


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3.       NO PREPAYMENT

         This Debenture may not be prepaid in whole or in part at any time.

4.       CONVERSION

         4.1. CONVERSION PRICE. This Debenture is convertible into shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK") at an initial conversion price equal to $5.50 per share (the "CONVERSION PRICE"). The Conversion Price is subject to adjustment pursuant to Section 4.5 below.

         4.2. OPTIONAL CONVERSION. Subject to the Company obtaining shareholder approval if necessary under the applicable Nasdaq rules, the Holder shall have the right, exercisable at any time in accordance with the terms of this Section 4.2, to convert all or any portion of the principal balance under this Debenture into shares of Common Stock. In the case of optional conversion by the Holder pursuant to this Section 4.2, this Debenture must be surrendered and accompanied by a written conversion notice in the form attached hereto as Exhibit A (hereinafter referred to as the "CONVERSION NOTICE") delivered to the Company at its principal office during usual business hours.

         4.3. CONVERSION SHARES. The shares of Common Stock issuable upon conversion of this Debenture pursuant to this Section 4 are referred to herein as the "CONVERSION SHARES." The number of Conversion Shares shall be calculated by dividing the principal amount of the Debenture or portion thereof to be converted by the Conversion Price as adjusted from time to time as provided herein.

         4.4. ISSUANCE OF COMMON STOCK. The conversion of this Debenture will be deemed to have been made at the close of business on the date on which this Debenture has been surrendered for conversion with the Conversion Notice duly executed (the "CONVERSION DATE"). As of the Conversion Date, the rights of the Holder as a holder of this Debenture will cease and the Holder will be treated for all purposes as having become the record holder of the Conversion Shares as of such Conversion Date. No fractional shares will be issued upon the conversion of this Debenture, but, instead of any fraction of a share that would otherwise be issuable, the Company will deliver an amount of cash equal to such fraction multiplied by the then applicable Conversion Price.

         4.5. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

                  4.5.1 In case the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares at any time, the then applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the then applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  4.5.2 If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation,


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                  or the sale of all or substantially all of its assets to
                  another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the terms and conditions specified herein and in lieu of the Conversion Shares immediately theretofore receivable upon the conversion of this Debenture, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number theretofore receivable upon the conversion of this Debenture had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the then applicable Conversion Price and of the number of securities receivable upon the conversion of this Debenture) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of this Debenture.

                  4.5.3 In any case in which this Section 4.5 shall require that an adjustment shall become effective immediately after a record date for an event, and if the Holder should convert this Debenture after such record date and before the occurrence of such event, then the Company may defer until the occurrence of such event (i) issuing the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to the Holder any amount of cash in lieu of a fractional share pursuant to Section 4.4 above.
                  4.5.4 All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  4.5.5 Upon any adjustment of the Conversion Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder, at the address of the Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of Conversion Shares issuable upon conversion of this Debenture at such price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  4.5.6 The Company shall give the Holder five (5) days' written notice prior to the effective date of any of the events described in Sections 4.5.1 or 4.5.2 above.

         4.6. ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Conversion Price pursuant to Section 4.5, the number of Conversion Shares shall be adjusted by dividing the then unpaid principal amount hereof by the applicable per share Conversion Price in effect immediately following such adjustment.


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         4.7. COVENANTS OF COMPANY. The Company covenants that all of the
         Conversion Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants that during the period within which this Debenture may be converted, the Company will at all times have authorized, and reserved free of preemptive or other rights for the purpose of issue, such number of shares of Conversion Shares as shall then be issuable upon conversion of this Debenture as herein provided.

         4.8. NO REGISTRATION. The Holder understands that neither the Debenture nor the Conversion Shares have been registered under the Act, or applicable securities laws, and the Debenture is (and the Conversion Shares will be) issued pursuant to exemptions from registration under the Act and the state securities laws. The Holder acknowledges that the Debenture, and the Conversion Shares if issued, must be held indefinitely unless exemptions from such registration are available. The Holder understands that the Debenture may not be sold or transferred by the Holder except pursuant to an effective registration statement under the Act and any applicable securities laws, or an opinion of counsel acceptable to the Company that such registration is not required. The Company agrees (for any Holder that is a party to, or affiliated with any person that is a party to, the Amended and Restated Registration Rights Agreement executed by the Company as of December 28, 1995 (the "Registration Rights Agreement")), to extend registration rights for the Conversion Shares that are equivalent to the registration rights granted under the Registration Rights Agreement.

5.       CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         5.1. GENERALLY. Nothing contained in this Debenture will prevent any consolidation or merger of the Company with or into any other corporation or corporations or successive consolidations or mergers in which the Company or its successor or successors is a party or parties, or will prevent any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same. However, the Company hereby covenants and agrees that any such consolidation, merger, sale or conveyance will be upon the condition that (a) immediately after such consolidation, merger, sale or conveyance the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance will have been made, will not be in default in the performance or observance of any of the terms, covenants and conditions of this Debenture to be kept or performed by the Company; and (b) the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance will have been made, will expressly assume the due and punctual payment of the principal of this Debenture, according to the terms of this Debenture, and the faithful performance and observance of all of the covenants, conditions, and requirements of this Debenture to be performed by the Company by a supplemental instrument executed and delivered to the Holder by such corporation.

         5.2. RELEASE; LIABILITY OF SUCCESSOR CORPORATION. In case of any such consolidation, merger, sale or conveyance, and upon the assumption by any successor corporation pursuant to Section 5.1 above, such successor corporation will succeed to and be substituted for the Company, with the same effect as if it had been named in this


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         Debenture in the Company's place, and the Company (including any intervening successor to the Company which has become obligated under this Debenture) will be relieved of any further obligation under this Debenture. All of the covenants, stipulations, promises, and agreements contained in this Debenture by or on behalf of the Company will bind its successors and assigns, whether so expressed or not.

6.       DEFAULT

         6.1. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" will be deemed to occur upon the happening of any of the following: (a) the failure to pay when due any amount of principal payable hereunder, (b) the filing against the Company which is not dismissed within sixty (60) days thereafter, or by the Company, of a petition in bankruptcy or for an arrangement or reorganization, (c) the making by the Company of a general assignment for the benefit of creditors, (d) the appointment of a receiver or trustee for the Company, (e) the institution of liquidation or dissolution or reorganization proceedings with respect to the Company, or (f) the Company becoming unable or admitting in writing an inability to pay its debts generally as they become due.

         6.2. RIGHTS ON DEFAULT. If an Event of Default occurs and is continuing, the Holder may declare the principal of this Debenture, together with any accrued and unpaid interest, if not already due, to be due and payable immediately, by written notice to the Company; PROVIDED, HOWEVER, that all amounts due under this Debenture shall be automatically due and payable, without any action of the Holder, upon an Event of Default pursuant to Sections 6.1(b) - 6.1(f) above. Upon any such declaration, such principal and interest will become due and payable immediately, anything contained in this Debenture to the contrary notwithstanding.

         6.3. ENFORCEMENT. If the principal of this Debenture, together with all accrued and unpaid interest on this Debenture, becomes due and payable immediately, whether by declaration of the Holder or automatically, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding. The Company shall pay all costs and expenses of collection, including, without limitation, attorneys' fees and disbursements in the event that any action, suit or proceeding shall be brought by the Holder hereof to collect this Debenture.

7.       COMPANY'S RIGHTS TO OFFSET CLAIMS AGAINST DEBENTURE

         As a non-exclusive remedy for claims of indemnification under the Purchase Agreement, the Company shall be entitled to offset its claims for indemnification under the Purchase Agreement against any amount that may be owed by the Company under this Debenture. The Company may effect such rights of offset by giving written notice thereof to the Holder, specifying the nature and amount of the claims to be offset. The Company agrees to give the Holder not less than thirty (30) days notice of its intention to exercise its rights to offset hereunder in order to give the Holder adequate opportunity to satisfy any such claims in cash. The Holder shall not be entitled to convert this Debenture pursuant to Section 4 hereof during the pendency of any notice of offset given as described above.


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8.       MISCELLANEOUS

         8.1. NO VOTING RIGHTS. This Debenture shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         8.2. GOVERNING LAW. This Debenture and all acts and transactions pursuant to this Debenture and the rights and obligations of the parties to this Debenture shall be governed, controlled, interpreted and defined by and under the laws of the State of Minnesota and the laws of the United States of America applicable therein, without regard to that body of law known as conflicts of law.

         8.3. SUCCESSORS AND ASSIGNS. Each party agrees that its rights and obligations under this Debenture may not be transferred or assigned directly or indirectly without the prior written consent of the other party, which consent shall not be unreasonably withheld, except in connection with the sale of all or substantially all of the assigning party's related business. Subject to the foregoing sentence, this Debenture shall be binding upon and inure to, the benefit of the parties, their successors and assigns.

         8.4. ENTIRE AGREEMENT; AMENDMENT. This Debenture and the other documents delivered pursuant to this Debenture which are incorporated in this Debenture by reference, constitutes the entire agreement of the parties with respect to the subject matter, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to such subject matter. No amendment or modification of this Debenture or any term of this Debenture shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

         8.5. NOTICES AND DATES. Unless otherwise provided in this Debenture, any notice required or permitted by this Debenture shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier and addressed to the party to be notified at such party's address as set forth on the signature page to this Debenture or as subsequently modified by written notice. If any date provided for in this Debenture falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

         8.6. PARTIAL INVALIDITY. If any term, provision, covenant or restriction of this Debenture is held to be invalid, void or unenforceable by a court of competent jurisdiction, then the remaining provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the parties.

         8.7. NO WAIVER. No waiver of any term or condition of this Debenture shall be valid or binding on either party unless agreed in writing by the Party to be charged. The failure of either party to enforce at any time any of the provisions of this Debenture, or the failure to require at any time performance by the other party of any of the provisions of this Debenture, shall in no way be construed to be a present or future waiver of such


                                       8
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         provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

         8.8. CAPTIONS AND HEADINGS. The section headings contained in this Debenture are for reference purposes only and shall not affect in any way the meaning or interpretation of this Debenture. The captions and headings used herein are for convenience and ease of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Debenture.

         8.9. COUNTERPARTS. This Debenture may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         8.10. FURTHER ASSURANCES. Each of the parties hereto from time to time at the request and expense of the requesting party and without further consideration shall execute and deliver such other instruments of transfer, conveyance and assignment and take such further action as the requesting party may require to more effectively complete any matter provided for herein.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its duly authorized officer and this Debenture to be dated as of November 10, 2000.


                          SELECT COMFORT CORPORATION


                          By_________________________________________
                                      William R. McLaughlin
                                      President and CEO
                          Address:    6105 Trenton Lane North
                                      Minneapolis, MN  55442

Agreed and accepted by:

[THE HOLDER]



By:______________________________________________
Its:_____________________________________________

Address:_________________________________________
        _________________________________________
        _________________________________________


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                             RESTRICTION ON TRANSFER

         THIS DEBENTURE MAY NOT BE RESOLD OR TRANSFERRED UNDER ANY CIRCUMSTANCES. THE CONVERSION SHARES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH RESALE OR TRANSFER IS EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE SECURITIES LAWS, AND THE COMPANY RECEIVES, PRIOR TO RESALE OR TRANSFER, WRITTEN REPRESENTATIONS OF THE HOLDER AND PROPOSED TRANSFEREE SATISFACTORY TO THE COMPANY REGARDING SUCH TRANSFER OR, AT THE ELECTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE PROPOSED TRANSFER OF THE CONVERSION SHARES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER THE APPLICABLE SECURITIES LAWS, OR THE RESALE OR TRANSFER OF THE CONVERSION SHARES IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS.


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                 EXHIBIT A TO CONVERTIBLE SUBORDINATED DEBENTURE

                            FORM OF CONVERSION NOTICE

_______________, 20__

Select Comfort Corporation
6105 Trenton Lane North
Minneapolis, MN 55442

Attention:  President and CEO

Pursuant to the terms of Section 4.2 of that certain Convertible Subordinated Debenture dated _______________, 2000 and issued by Select Comfort Corporation (the "Debenture"), notice is hereby given that the Holder elects to convert $_________ of the principal amount of the Debenture into shares of Common Stock (as defined in the Debenture). The originally issued Debenture accompanies this Conversion Notice and is surrendered by the Holder for conversion of the principal amount stated above in accordance with the terms of the Debenture.

The shares of Common Stock issuable upon conversion of the Debenture (and, if applicable, a check for any amount payable in lieu of a fractional share interest and a replacement debenture instrument in the principal amount of the Debenture that remains outstanding following the conversion effected hereby) shall be issued in the name of the Holder and forwarded to:

                       __________________________________
                       __________________________________
                       __________________________________


[THE HOLDER]


By:__________________________________________________
Its:_________________________________________________


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